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                                                               Exhibit 23.5

                 Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 9, 1998 and February 7, 1997 related to Edwards and Lock Management Corporation annual financial statements included in The Fairchild Corporation's Form 8-K, and to all references to our Firm included in this Form S-4 registration statement.

   Arthur Andersen LLP

   March 15, 1999